                                                                    EXHIBIT 10.1

                                LEASE AGREEMENT
                                     (NNN)
                            BASIC LEASE INFORMATION



LEASE DATE:        October 28, 1996

LANDLORD:          Lincoln-Whitehall Pacific, LLC,
                   A Delaware limited liability company

LANDLORD'S ADDRESS:c/o Lincoln Property Company Management Services, Inc.
                   101 Lincoln Centre Drive, Fourth Floor
                   Foster City, California 94404-1167

TENANT:            Shoe Inn, Inc., dba Shoe Pavilion,
                   A Washington corporation

TENANT'S ADDRESS:  13405 SE 30th Street
                   Bellevue, Washington, 98005

PREMISES:          Approximately 58,028 rentable square feet as shown on Exhibit
                                                                         -------
A
-

PREMISES ADDRESS:  3200 Regatta Boulevard, Unit F
                   Richmond, California 94804

                   BUILDING:   Approximately 382,451 rentable square feet
                   LOT:        APN 560-100-008-5
                   PARK:       LINCOLN REGATTA CENTER      Approximately 411,751
                                                           rentable square feet

TERM:              March 1, 1997 ("Commencement Date"), through
                   February 28, 2002 ("Expiration Date")

DELIVERY DATE:     The earlier to occur of (i) November 1, 1996 or (ii) the full execution of this Lease, including, without limitation, the delivery to Landlord of the Letter of Credit

BASE RENT ((P)3):  See Addendum 1

SECURITY DEPOSIT
((P)4.1):          Eighteen thousand five hundred sixty-eight and 96/100 Dollars
                   ($18,568.96) subject to Section 4

*TENANT'S SHARE OF OPERATING EXPENSES ((P)6.1):          14.09% of the Park
*TENANT'S SHARE OF TAX EXPENSES ((P)6.2):                14.09% of the Park
*TENANT'S SHARE OF COMMON AREA UTILITY COSTS ((P)7):     14.09% of the Park
*TENANT'S SHARE OF UTILITY EXPENSES ((P)7):              14.09% of the Park
*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

PERMITTED USES ((P)9): Warehouse and distribution of shoes and related merchandise which is sold by Tenant in its retail stores and general office use but only to the extent permitted by the City of Richmond and any and all entities having jurisdiction, and all agencies and governmental authorities having jurisdiction thereof.

UNRESERVED
PARKING SPACES:        Fifty-eight (58) nonexclusive and undesignated spaces.

BROKER ((P)38):        James A. Sobel - Colliers Damner Pike for Tenant
                       Tom Beatty and Mel Harrison - BT Commercial for Landlord

EXHIBITS:              Exhibit A -  Premises, Building, Lot and/or Park
                       Exhibit B -  Tenant Improvements
                       Exhibit C -  Rules and Regulations
                       Exhibit D -  Covenants, Conditions and Restrictions
                                    (Intentionally Omitted)
                       Exhibit E -  Hazardous Materials Disclosure Certificate -
                                    Example
                       Exhibit F -  Change of Commencement Date - Example
                                    (Intentionally Omitted)
                       Exhibit G -  Tenant's Initial Hazardous Materials
                                    Disclosure Certificate
                       Exhibit H -  Sign Criteria (Intentionally Omitted)
                       Exhibit I -  Subordination, Non-Disturbance and
                                    Attornment Agreement

ADDENDA:               Addendum 1: Adjustment to Base Rent
                       Addendum 2: Option to Extend Lease
                       Addendum 3: Right of First Offer

                               TABLE OF CONTENTS
                               -----------------


SECTION                                                                   PAGE
-------                                                                   ----
 1.   PREMISES.........................................................      3
 2.   COMMENCEMENT DATE; CONDITION OF THE PREMISES.....................      3
 3.   RENT.............................................................      3
 4.   SECURITY DEPOSIT.................................................   4, 5
 5.   TENANT IMPROVEMENTS..............................................      5
 6.   ADDITIONAL RENT..................................................      5
 7.   UTILITIES........................................................      7
 8.   LATE CHARGES.....................................................      7
 9.   USE OF PREMISES..................................................      8
10.   ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES.............      8
11.   REPAIRS AND MAINTENANCE..........................................      9
12.   INSURANCE........................................................     10
13.   WAIVER OF SUBROGATION............................................     11
14.   LIMITATION OF LIABILITY AND INDEMNITY............................     11
15.   ASSIGNMENT AND SUBLEASING........................................     12
16.   AD VALOREM TAXES.................................................     13
17.   SUBORDINATION....................................................     13
18.   RIGHT OF ENTRY...................................................     14
19.   ESTOPPEL CERTIFICATE.............................................     14
20.   TENANT'S DEFAULT.................................................     14
21.   REMEDIES FOR TENANT'S DEFAULT....................................     15
22.   HOLDING OVER.....................................................     16
23.   LANDLORD'S DEFAULT...............................................     16
24.   PARKING..........................................................     16
25.   SALE OF PREMISES.................................................     16
26.   WAIVER...........................................................     16
27.   CASUALTY DAMAGE..................................................     17
28.   CONDEMNATION.....................................................     17
29.   ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS........................     17
30.   FINANCIAL STATEMENTS.............................................     19
31.   GENERAL PROVISIONS...............................................     19
32.   SIGNS............................................................     21
33.   MORTGAGEE PROTECTION.............................................     21
34.   QUITCLAIM........................................................     21
35.   MODIFICATIONS FOR LENDER.........................................     21
36.   WARRANTIES OF TENANT.............................................     21
37.   COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT..................     22
38.   BROKERAGE COMMISSION.............................................     22
39.   QUIET ENJOYMENT..................................................     22
40.   LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS...     22
41.   TENANT'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS.....     23

                                LEASE AGREEMENT


DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.


1.  PREMISES:  Landlord hereby leases the Premises to Tenant upon the terms and
    --------
conditions contained herein. Landlord hereby grants to Tenant a license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of any and all utility rooms. Tenant further agrees that the number of rentable square feet of the Building, the Lot and the Park may subsequently change after the Lease Date commensurate with any actual physical modifications to any of the foregoing by Landlord, and Tenant's Share shall accordingly change.


2.  COMMENCEMENT DATE; CONDITION OF THE PREMISES:
    --------------------------------------------

    2.1 The Term of this Lease shall commence on the Commencement Date and expire on the Expiration Date. From and after the Delivery Date, Tenant shall perform all obligations of Tenant hereunder, other than those requiring the payment of Base Rent and Additional Rent. From and after the Commencement Date, Tenant shall perform all obligations of Tenant hereunder, except the payment of Base Rent. The date on which such Base Rent is due and payable is set forth in Addendum 1 to this Lease. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair provided, Tenant shall have the right to provide Landlord with a written punchlist of repairs or modifications Tenant desires to be made by Landlord at Landlord's sole expense. The punchlist shall be delivered not later than twenty (20) days after the Tenant Improvements are Substantially Complete. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose.

    2.2 In the event Landlord permits Tenant to occupy the Premises prior to the Delivery Date, such occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease, including, but not limited to, the requirement to pay the Security Deposit, and to obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein. If, at any time, Tenant is in default of otherwise breaches any term, condition or provision of this Lease, any such waiver by Landlord of Tenant's requirement to pay rental payments shall be null and void and Tenant shall immediately pay to Landlord all rental payments so waived by Landlord.


3.  RENT:  On the date that Tenant executes this Lease, Tenant shall deliver to
    ----
Landlord the original executed Lease, the Base Rent (which shall be applied against the Rent payable for the first month Tenant is required to pay Base
Rent), the Security Deposit, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent described on Page 1, payable in advance at Landlord's address shown on Page 1 on the first day of each month throughout the Term of the Lease. In addition to the Base Rent set forth on Page 1, Tenant shall pay Landlord in advance and on the first (1st) day of each month throughout the Term of this Lease, as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, as well as the Administrative Expenses. The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.


4. SECURITY DEPOSIT: Simultaneously with Tenant's delivery to Landlord of this Lease and the first month's Base Rent in accordance with the provisions of
Section 3 above, Tenant shall deliver to Landlord, as a security deposit in lieu of a cash security deposit (the "Security Deposit"), for the full and faithful performance by Tenant of all of its obligations under this Lease, an irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein, payable in the City of Foster City, California running in favor of Landlord issued by a solvent bank under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of eighteen thousand five hundred sixty-eight and 96/100 dollars ($18,568.96) (the "Letter of Credit"). The Letter of Credit shall be (a) at sight and irrevocable (b) maintained in effect, whether through replacement, renewal or extension, for the entire Lease Term (the "Letter of Credit Expiration Date") and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty
(30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #400, and (d) acceptable to Landlord in its sole discretion. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's sole discretion, and shall provide, among other things, in effect that: (1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; (3) in the event of a transfer of Landlord's interest in any of the Buildings of which the Premises are a part, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord. If, as a result of any such application of all or any part of such security, the amount secured by the Letter of Credit shall be less than eighteen thousand five hundred sixty-eight and 96/100 dollars ($18,568.96), Tenant shall forthwith provide Landlord with additional letter(s) of credit or cash in an amount equal to the deficiency and each such additional letter of credit shall comply with all of the provisions of this Section 4. Tenant further covenants and warrants that it will not assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord. However, if the Letter of Credit is not timely renewed or a substitute letter of credit or cash is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section 4, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Section 4, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth this Section 4 and all other applicable provisions of this Lease, failing which the Landlord may present such Letter of Credit to the bank in accordance with the terms of this Section 4, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section 4. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord.

Effective on the date which is twenty (24) months after the commencement date of the initial Term of the Lease, if Tenant has not at anytime been, or is currently not, in default in the performance of any of its obligations under this Lease and contingent upon review and approval of Tenant's then current financial condition by Landlord, Landlord shall release Tenant's Letter of Credit ("Release Letter of Credit"). Landlord shall grant Tenant such a release, provided that, in Landlord's sole discretion each and every one of the following terms and conditions have been fully satisfied: (1) Tenant's financial net worth is at least $2,600,000 for the six (6) months immediately preceding such release as evidenced by the then current audited financial statement, and the previous year's audited financial statements (including interim periods following the end of the last fiscal year to which annual statements are available) which statements shall be prepared by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial position for the periods ended on such dates (the "Financial Statements"); (2) Tenant has paid its payment of Rent, Additional Rent, and Utilities and Administrative Expenses pursuant to Section 3 hereof when due to Landlord as of the Commencement Date, and through the 24th month of the Term; (3) Tenant has not been in default at any time during the Term of the Lease, or is currently in default of any provision of the Lease; and/or (4) Tenant has not assigned its rights and obligations under all or part of the Lease and Tenant shall not have subleased all or part of the Premises; and/or (5) Tenant has possession of all of the Premises under the Lease, and Tenant's possession has not been terminated earlier pursuant to the terms of the Lease. Within fifteen (15) business days of receipt of Tenant's financial statements, Landlord shall notify Tenant of its agreement or denial to release the Letter of Credit. In the event Tenant's request for the Release of Letter of Credit is denied by Landlord, Tenant shall maintain or renew the Letter of Credit, for the balance of the Term of the Lease, in the form and containing the terms required hereinabove in this Section 4, and Tenant shall have no further rights to request Landlord for Release of Letter of Credit.

5.  TENANT IMPROVEMENTS:  Tenant hereby accepts the Premises in its current "AS
    -------------------
IS" condition except as otherwise specified in Exhibit B attached hereto.  If so
                                               ---------
specified in Exhibit B hereto, Landlord or Tenant, as the case may be, shall
             ---------
install the improvements ("Tenant Improvements") in the Premises in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B
                                                                 ---------
hereto. Tenant acknowledges that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability or fitness of the Premises for the conduct of Tenant's business, including without limitation, any storage incidental thereto, or for any other purpose, and that neither Landlord nor any of Landlord's agents, representatives or employees has agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in Exhibit B to this
                                                             ---------
Lease.

6.  ADDITIONAL RENT :  It is intended by Landlord and Tenant that this Lease be
    ----------------
a "triple net lease". The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

    6.1 OPERATING EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay Tenant's Share, which is defined on Page 1, of all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein, except as otherwise provided in this Lease, shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to on Page 1. To Landlord's actual knowledge, the prior owner replaced substantial portions of the roof of the Building. Landlord has repaired and paved all parking areas in the Park. These Operating Expenses may include, but are not limited to:

          6.1.1 Landlord's cost of repairs to, and maintenance of, the roof, the roof membrane and the exterior walls of the Building;

          6.1.2 Landlord's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Areas" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leased exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities;

          6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "special form" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Areas), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of
    Section 27 below, any deductible;

          6.1.4 Landlord's cost of: (i) modifications and/or new improvements to the Building, the Common Areas and/or the Park occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; (ii) reasonably necessary replacement improvements to the Building, the Common Areas and the Park after the Lease Date; and (iii) new improvements to the Building, the Common Areas and/or the Park that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord, in its sole discretion; provided, however, if any of the foregoing are in the nature of capital improvements, then the cost of such capital improvements shall be amortized over a reasonable period, which shall not be less than the lesser of fifteen (15) years or the reasonably estimated useful life of such modifications, new improvements or replacement improvements in question (at an interest rate as reasonably determined by Landlord), and Tenant shall pay Tenant's Share of the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses herein;

          6.1.5 If Landlord elects to so procure, Landlord's cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

          6.1.6 Landlord's cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord's sole discretion such services are provided;

          6.1.7 Landlord's establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment and supplies;

          6.1.8 Landlord's cost for the maintenance and repair of any rail spur and rail crossing, and for the creation and negotiation of, and pursuant to, any rail spur or track agreements, licenses, easements or other similar undertakings;

          6.1.9 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park; and

          6.1.10 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below.

    6.2 TAX EXPENSES: In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is defined on Page 1, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. The amount of Tenant's Share of Tax Expenses shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes exclusively attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord's right to rent, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.

    6.3   ADMINISTRATIVE EXPENSES:  In addition to the Base Rent set forth in
Section 3 hereof, Tenant shall pay Landlord, without prior notice or demand, on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, as compensation to Landlord for accounting and management services rendered on behalf of the Building and/or the Park, one-twelfth (1/12th) of an amount equal to ten percent (10%) of the estimated amount of the aggregate of the Tenant's Share of (i) the total Operating Expenses and Tax Expenses as described in Sections 6.1 and 6.2 above, respectively, and (ii) all Common Area Utility Costs for the Park and the Utility Expenses for the Premises as described in Section 7 below (collectively, the "Administrative Expenses"). Tenant's obligations to pay such Administrative Expenses shall survive the expiration or earlier termination of this Lease.

    6.4 PAYMENT OF EXPENSES: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, on the first (1st) day of each month and throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease; provided, during any one calendar year, Tenant shall not be obligated to pay to Landlord for Tenant's Share of Operating Expenses any amounts in excess of one hundred ten percent (110%) of the amount paid by Tenant for Tenant's Share of Operating Expenses during the immediately preceding calendar year. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

    6.5 ANNUAL RECONCILIATION: By April 30th of each calendar year, or as soon thereafter as reasonably possible Landlord shall endeavor to furnish Tenant with an accounting of actual Operating Expenses, Tax Expenses and Administrative Expenses incurred by Landlord during the preceding calendar year. Within thirty
(30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment (subject to the one hundred ten percent (110%) limitation set forth in Section 6.4 above). Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any of Tenant's underpayment by Tenant for a two (2) year period after the calendar year in which such underpayment occurred. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees to pay Landlord such underpayment within thirty (30) days. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant as soon as practicable thereafter. Notwithstanding the foregoing, subject to the foregoing two (2) year period failure of Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses, shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

    6.6 AUDIT: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense, except as provided below, through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. In the event Tenant's audit discloses that the amount of such costs and expenses previously billed to Tenant by Landlord exceeds five percent (5%) of the actual amount of such costs and expenses, Landlord shall reimburse Tenant for all actual out-of-pocket expenses of such audit. Landlord shall retain its records regarding Operating Expenses, Tax Expenses and Administrative Expenses for a period of at least twelve (12) months following the final billing for the calendar year in question.

    6.7 EXCLUSIONS FROM OPERATING EXPENSES: As used herein, the term "Operating Expenses" shall not include the following described costs and expenses:

          A. Any cost or expense to the extent to which Landlord is paid or reimbursed and/or is unequivocally and lawfully entitled to repayment or reimbursement from any person (other than as a payment for Operating Expenses) including but not necessarily limited to the following:

               (1) work or service performed for any tenant (including Tenant) at such tenant's cost,

               (2) the cost of any item for which Landlord is actually paid or reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise, and

               (3) charges (including applicable taxes) for electricity, water and other utilities to the extent Landlord is unequivocally and lawfully entitled to reimbursement from any tenant and which are not included in the Operating Expenses as defined herein and in Section 11 hereof.

          B.   Salaries and bonuses of officers and executives of Landlord.

          C. Any fees, costs and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to, brokerage commissions, finders fees, attorneys fees, entertainment cost and travel expenses.

          D. Any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

          E. Landlord's general overhead (except as it relates to the specific management of the Premises), including Landlord's corporate office.

          F. Attorneys fees, costs and other expenditures incurred in connection with negotiations, disputes and claims with other tenants or occupants of Premises or with other third persons except (i) as specifically otherwise provided in this Lease, and (ii) those attorney fees, cost and other expenditures incurred in connection with negotiations, disputes, and claims relating to items of Operating Expenses, and/or enforcement of the Rules and Regulations applicable to the Premises as required by Landlord.

          G.  The cost of advertising or promotion for the Premises.

          H. The cost to the repair or replace any construction defect in the Building to the extent actually (not constructively) known to Landlord prior to the Commencement Date.

          I. Cost incurred by Landlord in complying with its repair and maintenance obligations under the provisions of Section 11.3 hereof or Landlord's obligations arising as a result of the gross negligence or willful misconduct of Landlord, its employees or contractors.

    J. Interest and principal payments for mortgages or deeds of trust obtained by Landlord the liens of which encumber the Premises or any part thereof.

7.  UTILITIES:  Utility Expenses, Common Area Utility Costs and all other sums
    ---------
or charges set forth in this Section 7 are considered part of Additional Rent. Tenant shall pay prior to delinquency the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay its share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties related thereto; in the event Tenant shall not have caused such penalties, Tenant shall not be required to pay any such penalties. For any such utility fees or use charges that are not billed or metered separately to Tenant, Tenant shall pay to Landlord, as Additional Rent, the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services ("Utility Expenses"). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. In addition, Tenant shall pay to Landlord Tenant's Share, which is set forth on Page 1, as Additional Rent, without prior notice or demand, on the first (1st) day of each month throughout the Term of this Lease, of any costs, fees, charges or expenses attributable to utilities used in lighting, cleaning and maintaining the Common Areas ("Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs in the same manner and time periods as specified in Section 6.4 above and any reconciliation thereof shall also be in the same manner as specified in Sections 6.4 and 6.5 above.
The amount of Tenant's Share of Common Area Utility Costs shall be reviewed from time to time by Landlord and shall be subject to modification by Landlord if there is a change in the rentable square footage of the Premises, the Building and/or the Park. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof.

8.  LATE CHARGES:  Any and all sums or charges set forth in this Section 8 are
    ------------
considered part of Additional Rent. Tenant acknowledges that late payment (the fifth (5) day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses, Administrative Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, for a period of more than five (5) days, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to five percent (5%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate plus three percent (3%) for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, (b) the amount of seventy-five dollars ($75) for each three-day notice prepared for, or served on, Tenant, (c) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.  USE OF PREMISES:
    ---------------

    9.1   COMPLIANCE WITH LAWS, RECORDED MATTERS, AND RULES AND REGULATIONS:
The Premises are to be used solely for the uses stated on Page 1 and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld so long as the proposed use (i) does not in any manner involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and (iii) is compatible and consistent with the other uses then being made in the Park, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a
                                           ---------
part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the "Rules and Regulations"). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any alterations, modifications or improvements to the Premises, the Building, the Common Areas and/or the Park occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or alterations made to the Premises regardless of when such Laws became effective. Notwithstanding any of the foregoing provisions of this Section 9.1 or Section
9.2 to the contrary, Landlord and Tenant's respective obligations regarding compliance with Environmental Laws and the ADA (as such terms are defined in Sections 29 and 37 of this Lease, respectively) shall be governed by the specific provisions regarding Environmental Laws and ADA as set forth in Sections 29 and 37, respectively, and not by this Section 9.1 or Section 9.2. Tenant shall have the right, at its sole cost and expense, to reasonably and in good faith contest, with the appropriate governmental authority, any obligation of Tenant to comply with Laws pursuant to this Section 9.1 or Sections 9.2, 29 and 37 of this Lease, but only to the extent such contest is expressly permitted by applicable Laws (including, if applicable, the requirement that Tenant perform or pay for such compliance obligations under protest), and only if such contest would not result in any damage to or diminution of value of the Premises, any death or injury to persons, or the imposition of any fines, penalties or other liabilities upon Landlord. If Tenant contests any obligations to comply with Laws, such obligations shall be deemed satisfied if complied with to the satisfaction of the authorities having jurisdiction thereof. Neither this Section 9.1, Section 9.2 nor any other provisions of this Lease shall apply to Laws pertaining to employment/labor practices except to the extent pertaining to the physical condition of the Premises.

    9.2 PROHIBITION ON USE: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, the Lot or the Park without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, other tenants or occupants of the Building, other buildings in the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion, for the benefit, quiet enjoyment and use by Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Areas, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area. The refuse dumpsters and enclosed trash areas provided shall not be used for such harmful liquids or waste materials, except in compliance with Environmental Laws. Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building, the Lot and/or the Park. Tenant shall honor the Rules and Regulations. If Tenant fails to comply with such Laws, Recorded Matters, Rules and Regulations or the provisions of this Lease, Landlord shall have the right to collect from Tenant Landlord's reasonable costs and expenses, if any, to cure any of such failures of Tenant, if Landlord, at its sole option, elects to undertake such cure after not less than ten (10) days written notice to Tenant of Landlord's intent to cure such failures.

10. ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES:
    ----------------------------------------------------

    10.1 ALTERATIONS AND ADDITIONS: Tenant shall not install any signs, fixtures (except trade fixtures and equipment), improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor reasonably approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for up to one hundred ten percent (110%) of the cost of the work.

    10.2 SURRENDER OF PREMISES: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, together with the fixtures (other than trade fixtures), all then existing additions and improvements which Landlord has notified Tenant, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair including, but not limited to, replacing all light bulbs and ballasts not in good working condition, excepting for reasonable wear and tear and damage by casualty. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, and other improvements (excluding the initial tenant improvements) unless Landlord requests, in writing, that Tenant not remove some or all of such trade fixtures, furniture, furnishings, additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. By the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures, alterations, furniture, furnishings, trade fixtures, additions and other improvements (excluding the initial tenant improvements) which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, fixtures, alterations, furniture, furnishings, trade fixtures, additions and other improvements installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11. REPAIRS AND MAINTENANCE:
    -----------------------

    11.1 TENANT'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for those portions of the Building to be maintained by Landlord, as provided in Sections 11.2 and
11.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas (including, without limitation, any portion of the Common Areas used exclusively by Tenant or Tenant's Representatives) in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment exclusively serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises, (d) all interior glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage, (g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems, (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises); provided, Tenant shall not be obligated to maintain, repair or replace any systems outside the Premises unless caused by Tenant's negligence or willful misconduct.

    11.2 REIMBURSABLE REPAIRS AND MAINTENANCE OBLIGATIONS: Subject to the provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, and (ii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to, or serving premises in addition to, the Premises, the roof, roof membranes, exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the Building. For purposes of this Section 11.2, the term "exterior" shall mean exterior to the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain
(a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the reasonable cost thereof in accordance with the provisions of
Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

    11.3 LANDLORD'S REPAIRS AND MAINTENANCE OBLIGATIONS: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane) as, and when, Landlord determines such replacement to be necessary in Landlord's reasonable discretion.

    11.4  TENANT'S FAILURE TO PERFORM REPAIRS AND MAINTENANCE OBLIGATIONS:
Except for normal maintenance and repair of the items described above, Tenant shall have no right of access to or right to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, upon not less than ten (10) days' advance written notice to Tenant, make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor, plus any Enforcement Expenses. The obligations of Tenant hereunder shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.

12. INSURANCE:
    ---------

    12.1 TENANT'S INSURANCE: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) primary commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights, with deletion of the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement.
If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance: a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "special form" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph
(v); and (vi) such other insurance as Landlord deems necessary and prudent or as may otherwise be required by any of Landlord's lenders or joint venture partners.

    12.2 INSURANCE POLICIES: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Reports." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Five Thousand Dollars ($5,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

    12.3 ADDITIONAL INSUREDS AND COVERAGE: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park, and any joint venture partners of Landlord shall be named as additional insureds under all of the policies required in Section 12.1(iii) above; provided, however, Tenant shall not be obligated to name as additional insureds any person other than Landlord unless and until Landlord shall have given Tenant written notice of the name and address of such additional parties. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance maintained by Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A hereto)
                                                               ---------
or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

    12.4 FAILURE OF TENANT TO PURCHASE AND MAINTAIN INSURANCE: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, upon not less than ten (10) days prior written notice to Tenant, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, within ten (10) days after Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

    12.5 LANDLORD'S INSURANCE: Landlord shall maintain in full force and effect during the Term of this Lease, subject to reimbursement as provided in
Section 6, policies of insurance which afford the following coverages: (i) primary commercial general liability insurance (occurrence form) providing coverage against claims for bodily injury and property damage occurring in, on or about the Common Areas, and (ii) special form coverage property insurance (which may also include flood and/or earthquake coverage) to the extent of at least ninety percent (90%) of the full replacement value of the Building and all other improvements now located within the Park.


13. WAIVER OF SUBROGATION:  Landlord and Tenant hereby mutually waive their
    ---------------------
respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by special form fire and extended coverage insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this
Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.


14. LIMITATION OF LIABILITY AND INDEMNITY:  Except to the extent of damage
    -------------------------------------
resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lender(s), partners, employees, representatives, legal representatives, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' use of the Premises, Building and/or the Park, or the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, or in any way connected with the Premises or with the improvements or personal property therein, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

    Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or Landlord's authorized representatives, to the fullest extent permitted by Law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, trustees, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, Building or Park. Tenant shall not, in any event or circumstances, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for damages arising by reason of any latent defect in the Premises or Building; provided, such non-liability shall not relieve Landlord of its obligation to maintain, repair and replace those items specifically described in Sections 11.2 and 11.3.


15. ASSIGNMENT AND SUBLEASING:
    -------------------------

    15.1  PROHIBITION:   Tenant shall not assign, mortgage, hypothecate,
encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises (collectively "sublease") without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's written consent thereto, and (b) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and (iii) the aforementioned plans and specifications, if any. Within ten (10) days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting to a maximum of five thousand dollars ($5,000.00). In the event the sublease (1) by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than twenty-five percent (25%) of the rentable square feet of the Premises or
(2) is for a term which by itself or taken together with prior or other subleases is greater than fifty percent (50%) of the period remaining in the term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) business days after Landlord's receipt of Tenant's written request, to recapture the space described in the sublease. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease space, or, if the proposed sublease space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee or sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person except as provided in Section 15.4, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.

    15.2 EXCESS SUBLEASE RENTAL OR ASSIGNMENT CONSIDERATION: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder.

    15.3 WAIVER: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

    15.4 RELATED ENTITIES: Notwithstanding anything to the contrary contained in this Section 15, so long as Tenant delivers to Landlord (1) at least fifteen
(15) business days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as Landlord approves, in writing, of any change in the proposed use of the subject portion of the Premises, then Tenant may assign this Lease or sublease any portion of the Premises (X) to any Related Entity, or
(Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry, and with an equal or greater net worth as Tenant has as of the proposed transfer date.


16. AD VALOREM TAXES:  Prior to delinquency, Tenant shall pay all taxes and
    ----------------
assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount of such taxes described in the immediately preceding sentence as invoiced by Landlord.

17. SUBORDINATION:  Except as set forth in that certain Subordination, Non-
    -------------
Disturbance and Attornment Agreement to be executed by Landlord, Landlord's lender and Tenant, a copy of which is attached hereto and incorporated herein as
Exhibit I, without the necessity of any additional document being executed by
---------
Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing and except as set forth in the Non-Disturbance, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, as set forth in the Non-Disturbance, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one
(1) month's Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) business days of a demand or request by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute a material default hereunder. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents. Tenant's agreement to subordinate this Lease to any future ground or underlying lease or any future deed of trust or mortgage pursuant to the foregoing provisions of the Section 17 is conditioned upon Landlord delivering to Tenant from the lessor under such future ground or underlying lease or the holder of any such mortgage or deed of trust, a non-disturbance agreement agreeing, among other things, that Tenant's right to possession of the Premises pursuant to the terms and conditions of this Lease shall not be disturbed provided Tenant is not in default under this Lease beyond the applicable notice and cure periods hereunder.

18. RIGHT OF ENTRY:  Tenant grants Landlord or its agents the right to enter the
    --------------
Premises at all reasonable times upon reasonable advance notice (of not less than twenty-four (24) hours except in case of emergencies) for purposes of inspection, exhibition, posting of notices, repair or alteration. At Landlord's option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall also have the right to place "for rent" signs during the last twelve (12) months of the Term or earlier if the Term expires prior to the Expiration Date and/or "for sale" signs anytime on the outside of the Premises. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.


19. ESTOPPEL CERTIFICATE:  Tenant shall execute (and acknowledge if required by
    --------------------
any lender or ground lessor) and deliver to Landlord, within not less than ten
(10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate, at Landlord's option, shall be a default of the provisions of this Lease. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate.


20. TENANT'S DEFAULT:  The occurrence of any one or more of the following events
    ----------------
shall, at Landlord's option, constitute a default and breach of this Lease by
Tenant:

    20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse; provided, however, notwithstanding the foregoing Tenant may leave the Premises vacant so long as (i) Tenant fully insures or otherwise pays for any loss or damage thereto and (ii) all insurance policies carried by Landlord with respect to the Building are not invalidated, in whole or in part, nor would such insurance policies be caused to otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

    20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) days after the receipt of written notice from Landlord that said payment is due; provided, Landlord shall only be required to give Tenant such written notice twice during any twelve (12) month period and, after the giving of such notices to Tenant, the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder on the date said payment is due shall constitute a default and breach of this Lease by Tenant. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

    20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant, complying with the notice requirements of Section 31.10 hereof, for all failures other than with respect to Hazardous Materials, and
(ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than sixty (60) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

    20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency , any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

    20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below; or

    20.6 The intentional making of any material misrepresentation or omission by Tenant in any financial information or materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.


21. REMEDIES FOR TENANT'S DEFAULT:
    -----------------------------

    21.1 LANDLORD'S RIGHTS: In the event of Tenant's default or breach of the Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If

Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Administrative Expenses, Common Area Utility Costs, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

    21.2 DAMAGES RECOVERABLE: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default of the Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, up to one-half of the cost of the Tenant Improvement Allowance set forth in Exhibit B hereto (which amount is One Hundred
                                   ---------
Twenty Eight Thousand Three Hundred Ten Dollars ($128,310.00), to the extent such costs have not been paid by Tenant to Landlord as part of the Base Rent, the portion of any broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

    21.3 RIGHTS AND REMEDIES CUMULATIVE: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally.

    21.4 WAIVER OF A DEFAULT: The waiver by Landlord of any default or breach of any provision of this Lease shall not be deemed or construed a waiver of any other breach or default by Tenant hereunder or of any subsequent breach or default of this Lease, except for the default specified in the waiver.


22. HOLDING OVER:  If Tenant holds possession of the Premises after the
    ------------
expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 125% of the Base Rent due on the last month of the Lease Term for the first (1st) three (3) months of holdover and thereafter, at 150% of Base Rent due on the last month of the Lease Term, each payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional applicable increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its rights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination.
This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23. LANDLORD'S DEFAULT:  Landlord shall not be deemed in breach or default of
    ------------------
this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24. PARKING:  Tenant shall have a license to use the number of undesignated and
    -------
nonexclusive parking spaces set forth on Page 1. Landlord shall exercise reasonable efforts to insure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same.

25. SALE OF PREMISES:  In the event of any sale of the Premises by Landlord or
    ----------------
the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder as of the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this
Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26. WAIVER:  No delay or omission in the exercise of any right or remedy of
    ------
either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

27. CASUALTY DAMAGE:  If the Premises or any part thereof shall be damaged by
    ---------------
fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building (i.e., the proposed cost of alteration or construction exceeds fifty percent (50%) of the then-existing replacement cost of the Building) shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, and provided insurance proceeds are available to fully repair the damage, Landlord shall within ninety (90) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures and equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. If Landlord's repair or restoration work is not completed within two hundred seventy (270) days after the date of damage, Tenant shall have the right, upon written notice to Landlord, to terminate this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, the Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28. CONDEMNATION:  If ten percent (10%) or more of the Premises or ten percent
    ------------
(10%) or more of the parking area is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, Tenant shall be entitled to make a separate claim for Tenant's moving and other relocation costs. If a substantial portion of the Premises, Building or the Lot is so Condemned, Landlord at its option may terminate this Lease. If Landlord does not elect to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises, the Building or the Common Areas to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as reasonably determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS:
    -----------------------------------------

    29.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this
                                    ---------
reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct, to the best of Tenant's knowledge, and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Commencing with the date which is one year from the Commencement Date and continuing every year thereafter, Tenant shall complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate ("the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E. Landlord hereby acknowledges and agrees that
                      ---------
as of the date on which both parties execute and deliver this Lease, Landlord has approved the Initial HazMat Certificate; however, any such approval by Landlord shall not be construed to relieve Tenant from its obligations and/or any liabilities under the provisions of this Section 29..

    29.2 DEFINITION OF HAZARDOUS MATERIALS: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

    29.3 PROHIBITION; ENVIRONMENTAL LAWS: Except for and to the extent of the type and quantities of Hazardous Materials specified in the Initial HazMat Certificate, Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease, upon reasonable advance notice to Tenant, to (i) inspect the Premises,
(ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about the Premises, the Common Areas and/or the parking lots (to the extent the Common Areas and/or the parking lots are not considered part of the Premises). The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

    29.4 TENANT'S ENVIRONMENTAL OBLIGATIONS: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials by Tenant, Tenant's Representatives or by any other party in the event Tenant or Tenant's Representatives has actual knowledge thereof, on, under or about the Premises, or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Premises, the Building, the Lot or the Park, or any portion of any of the foregoing. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfactory completion of such work.

    29.5 ENVIRONMENTAL INDEMNITY: In addition to Tenant's obligations as set forth hereinabove, Tenant agree to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, directors, employees, representatives, agents, contractors, shareholders, successors and assigns harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of the Premises, the Building, the Lot, the Park, or any portion of any of the foregoing, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about the Premises, or in any Common Areas or parking lots (to the extent such areas are not considered part of the Premises) as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 as a result of Landlord's status as either an "owner" or "operator" under any Environmental Laws.

    29.6 DISCLOSURE: Pursuant to the provisions of California Health & Safety Code (S)25359.7, Landlord hereby discloses to Tenant that as of the Lease Date the Lot contains certain Hazardous Materials as such Hazardous Materials are more particularly described and set forth in (i) that certain report prepared by Erler & Kalinowski, Inc., regarding the results of a preliminary site assessment and soil and groundwater sampling at the Lot, dated May 24, 1995, (ii) that certain report prepared by Ogden Environmental and Energy Services Co., Inc ("Ogden"), entitled "Subsurface Investigation Report, 3200 Regatta Boulevard, Richmond, California", dated January, 1996, (iii) that certain report prepared by Ogden, entitled "Ground-water Monitoring Report, 3200 Regatta Boulevard, Richmond, California", dated April, 1996, (iv) that certain letter from the Contra Costa County Health Services Department, Environmental Health Division (the "CCCHSD"), dated January 29, 1996, addressed to Price Enterprises, Inc. ("Price"), (v) that certain letter from the CCCHSD, dated April 30, 1996, addressed to Price granting to Price permission for closure of certain monitoring wells in and about portions of the Lot, and (vi) that certain letter, dated August 29, 1996, from Ogden to Price (collectively, the "Environmental Reports"). Landlord acknowledges and agrees that none of the environmental conditions or presence of Hazardous Materials on, in or under the Lot as described in the Environmental Reports (the "Existing Hazardous Materials") have been in any way caused by Tenant or any of Tenant's Representatives. Tenant hereby acknowledges and agrees that Landlord has delivered to Tenant a copy of the Environmental Reports prior to Tenant entering into this Lease.

    29.7 SURVIVAL: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, the Lot and/or the Park is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, then at Landlord's sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/or the Park in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 22 of this Lease.

    29.8 EXCULPATION OF TENANT AND LANDLORD'S ENVIRONMENTAL INDEMNITY: Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of this Lease with respect to the following: (i) any claim, remediation, obligation, investigation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any of the Existing Hazardous Materials or any other Hazardous Materials present in, on or about the Premises or Building to the extent not caused nor otherwise permitted by Tenant or Tenant's Representatives or (ii) the removal, investigation, monitoring or remediation of any of the Existing Hazardous Materials or any other Hazardous Materials present in, on or about the Premises or Building to the extent not caused nor otherwise permitted by Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials, or Tenant or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials or Existing Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Common Areas, the Building or the Park, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, the Common Areas, the Building or the Park. Except as otherwise expressly set forth in this Section 29, Landlord agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's directors, officers, employees, successors and assigns harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs), arising at any time during or after the Term of this Lease, to the extent arising from (1) any of the Existing Hazardous Materials or any other Hazardous Materials present in, on or about the Premises or Building to the extent not caused nor otherwise permitted by Tenant or Tenant's

Representatives and (2) the removal, investigation, monitoring or remediation of any of the Existing Hazardous Materials or any other Hazardous Materials present in, on or about the Premises or Building to the extent not caused nor otherwise permitted by Tenant or Tenant's Representatives.

30. FINANCIAL STATEMENTS:  Tenant, for the reliance of Landlord, any lender
    --------------------
holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), if Tenant's financial statements are audited (and if not audited, Tenant shall furnish financial statements which are compiled), which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall keep such financial statements confidential, except Landlord may disclose such financial statements to Landlord's lenders, attorneys, accountants, financial advisors and as except as required by law or court order.

31. GENERAL PROVISIONS:
    ------------------

    31.1 TIME. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

    31.2 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, officers, directors, administrators and assigns of the parties hereto.

    31.3 RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

    31.4 LANDLORD'S PERSONAL LIABILITY. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners in the Premises, the Building or the Park, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord; it being intended that Landlord and the individual partners, directors, officers, shareholders, agents or employees of Landlord shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease and from liabilities and expenses first arising after transfer of Landlord's interest in the Premises or the Building.

    31.5 SEPARABILITY. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

    31.6 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

    31.7 ATTORNEYS' FEES. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

    31.8 ENTIRE AGREEMENT. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

    31.9 WARRANTY OF AUTHORITY. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder.

    31.10 NOTICES. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to agent for service of process for Tenant to the address in the Basic Lease Information or such other address as Tenant may specify by written notice to Landlord; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Premises. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162, is hereby waived by Tenant.

    31.11 JOINT AND SEVERAL. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

    31.12 COVENANTS AND CONDITIONS. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

    31.13 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

    31.14  Intentionally Omitted.

    31.15 UNDERLINING. The use of underlining within the Lease is for Landlord's reference purposes only and no other meaning or emphasis is intended by this use, nor should any be inferred.

32. SIGNS:  All signs and graphics of every kind visible in or from public view
    -----
or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's sign criteria as same may exist from time to time or as set forth in Exhibit H hereto and made a part
                                           ---------
hereof. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33. MORTGAGEE PROTECTION:  Upon any breach or default on the part of Landlord,
    --------------------
Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than sixty
(60) days), including sufficient time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove reasonably necessary to effect a cure. If such breach or default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34. QUITCLAIM:  Upon any termination of this Lease, Tenant shall, at Landlord's
    ---------
request, execute, have acknowledged and deliver to Landlord a quitclaim deed of Tenant's interest in and to the Premises. If Tenant fails to so deliver to Landlord such a quitclaim deed, Tenant hereby agrees that Landlord shall have the full authority and right to record such a quitclaim deed signed only by Landlord and such quitclaim deed shall be deemed conclusive and binding upon Tenant.

35. Intentionally Omitted.

36. WARRANTIES OF TENANT:  Tenant hereby warrants and represents to Landlord,
    --------------------
for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

37. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT:  Landlord and Tenant hereby
    -----------------------------------------------
agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Building, the Common Areas or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's particular use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all requirements of the ADA, applicable to its operations in the Premises, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lender(s), partners, employees, representatives, legal representatives, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

38. BROKERAGE COMMISSION:  Landlord and Tenant each represents and warrants for
    --------------------
the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker(s), if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

39. QUIET ENJOYMENT:  Landlord covenants with Tenant, upon the paying of Rent
    ---------------
and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas.

40. LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS:
    --------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, and/or if the failure of Tenant relates to a matter which in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, upon prior written notice to Tenant (except in the event of an emergency in which case no notice is required), and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant, except to the extent that such loss or damage results from the gross negligence or willful misconduct of Landlord or its agents. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon at twelve percent (12%) per annum.

41. TENANT'S ABILITY TO PERFORM LANDLORD'S UNPERFORMED OBLIGATIONS:
    --------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Lease, if Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease after expiration of all applicable notice and cure periods for Landlord's and any mortgagee's benefit as set forth in Sections 23 and 33, respectively and/or if the failure of Landlord relates to a matter which in Tenant's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Tenant may, at Tenant's option without any obligation to do so, after delivery of prior written notice to Landlord, perform any such term, provision, covenant, or condition. If Tenant so performs any of Landlord's obligations hereunder, the full amount of the reasonable costs and expenses incurred shall immediately be owing by Landlord to Tenant, and Landlord shall pay to Tenant the full amount thereof within ninety (90) days of Landlord's receipt of Tenant's written demand therefor. If Landlord fails to pay such sums within said 90-day period, and provided there does not then exist a good faith dispute thereof on the part of Landlord, Tenant may deduct such sums so demanded from the next installment of Base Rent then due from Tenant hereunder.

    IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on page 1 of this Lease.

TENANT:

Shoe Inn, Inc., dba Shoe Pavilion
a Washington corporation

By:
    ------------------------------
Its:
    ------------------------------
Date:
     -----------------------------

LANDLORD:

LINCOLN-WHITEHALL PACIFIC, LLC,
a Delaware limited liability company

By:  Lincoln Property Company Management Services, Inc.,
     as manager and agent for LINCOLN-WHITEHALL PACIFIC, LLC

     By:
        --------------------------
          Vice President

                                   ADDENDUM 1

                               ADJUSTMENT TO RENT


                           MONTHLY BASE RENT SCHEDULE

=========================================================================
                          Base Monthly
 Months                    Rate/SF NNN                  Base Monthly Rent
-------------------------------------------------------------------------
  01-02                         -0-                               -0-
-------------------------------------------------------------------------
  03-12                       $0.32                        $18,568.96
-------------------------------------------------------------------------
  13-24                       $0.33                        $19,149.24
-------------------------------------------------------------------------
  25-36                       $0.34                        $19,729.52
-------------------------------------------------------------------------
  37-48                       $0.35                        $20,309.80
-------------------------------------------------------------------------
  49-60                       $0.36                        $20,890.08
=========================================================================

Tenant and Landlord hereby agree that as of the Commencement Date of the Lease, Tenant shall pay Landlord Tenant's proportionate share of Additional Rent, as set forth in the Basic Lease Information and Paragraph 6 of the Lease.

Notwithstanding the foregoing, in the event of Tenant's default of any of its obligations under the Lease (beyond any applicable cure periods) the entire monthly Base Rent, waived during the first two (2) month period, shall be due and payable to Landlord at the rental rate of $18,568.96 per month.

                                       1


INITIALS:
--------
TENANT:   _____
LANDLORD: _____

                                   ADDENDUM 2
                           OPTION TO EXTEND THE LEASE

This Addendum 2 ("Addendum") is incorporated as a part of that certain Lease Agreement dated October 28, 1996 (the "Lease"), by and between Shoe Inn, Inc., dba Shoe Pavilion, a Washington corporation ("Tenant"), and Lincoln-Whitehall Pacific, LLC, a Delaware limited liability company ("Landlord"), of the premises located at 3200 Regatta Blvd., Unit F, Richmond, California (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.   GRANT OF EXTENSION OPTION.  So long as Tenant has not been (more than twice
     -------------------------
during the twelve (12) month period immediately preceding Tenant's exercise of this Option) in default in the performance of any of its obligations under the Lease beyond any applicable cure periods specified in this Lease, or at the time of Tenant's exercise of this Option, is currently not, in default in the performance of any of its obligations under the Lease beyond any applicable cure periods specified in the Lease, and contingent upon review and approval of Tenant's then current financial condition by Landlord (Tenant's financial condition shall be deemed acceptable to Landlord if Tenant's financial net worth shall have been at least $2,600,000 for the six (6) months immediately preceding the exercise of the Option as evidenced by the then current audited financial statement of Tenant), Tenant shall have the right, at its option, to extend the term of the Lease for five (5) years (the "Extended Term").

2.   TENANT'S OPTION NOTICE.  If Landlord does not receive written notice from
     ----------------------
Tenant of its exercise of this option on a date which is not more than three hundred sixty (360) days nor less than one hundred eighty (180) days prior to the end of the initial term of the Lease (the "Option Notice"), all rights under this option shall automatically lapse and terminate and shall be of no further force and effect. Time is of the essence herein.

3.   ESTABLISHING THE MONTHLY BASE RENT FOR THE EXTENDED TERM.  The monthly Base
     --------------------------------------------------------
Rent for the Extended Term shall be the Fair Rental Value (defined below) agreed upon solely by and between Landlord and Tenant and their agents appointed for this purpose. Neither Landlord nor Tenant shall have the right to have a court establish the Fair Rental Value. If Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term within ten (10) days after receipt by Landlord of the Option Notice, Landlord and Tenant being obligated only to act in good faith, Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent, disinterested and impartial qualified real estate broker with at least ten (10) years' full-time commercial leasing brokerage experience in the geographical area of the Premises to evaluate and set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint such a qualified broker within ten (10) days after the other party has given notice of the name of its qualified broker, the single qualified broker appointed shall be the sole qualified broker and shall set the Fair Rental Value for the Extended Term. If two (2) qualified brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) qualified brokers are unable to agree within ten (10) days after the second qualified broker has been appointed, they shall attempt to select a third broker who meets the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If they are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which the Premises is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for the Extended Term. If either of the first two brokers fails to submit their opinion of the Fair Rental Value, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for the Extended Term. Notwithstanding any provision to the contrary contained herein, in no event shall the monthly Base Rent for the Extended Term as determined pursuant to this Addendum be less than the highest monthly Base Rent charged during the initial term of the Lease. The "Fair Rental Value" of the Premises shall be defined to mean the fair market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, the monthly base rent paid by tenants for premises comparable to the Premises, and located in Richmond, California.

4.   ADDITIONAL LEASE PROVISIONS FOR EXTENDED TERM.  Upon determination of the
     ---------------------------------------------
monthly Base Rent for the Extended Term, in accordance with the terms outlined above, the parties shall immediately execute an amendment to this Lease. Such amendment shall set forth among other things, the minimum monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to extend the term of the Lease under this Addendum 2 unless Landlord and Tenant otherwise agree in writing. If Tenant duly exercises this option, in accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and

(2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker in connection with the option described herein, except for commissions or fees payable to the Broker(s) specified in the Basic Lease Information, which shall be Landlord's obligation, and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees.

5.   LIMITATIONS ON, AND CONDITIONS TO, EXTENSIONS OPTIONS.  This option is
     -----------------------------------------------------
personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under this option shall terminate and be of no force and effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been (more than twice during the twelve (12) month period immediately preceding Tenant's exercise of this Option), in default, or, at the time of Tenant's exercise of this Option, is currently in default of any provision of the Lease beyond any applicable cure periods specified in the Lease; and/or (2) Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord (Tenant's financial condition shall be deemed acceptable to Landlord if Tenant's financial net worth shall have been at least $2,600,000 for the six
(6) months immediately preceding the exercise of the Option as evidenced by the then current audited financial statement of Tenant); and/or (4) Tenant has failed to exercise this option in a timely manner in accordance with the provisions of this Addendum 2; and/or (5) Tenant no longer has possession of all or any part of the Premises under the Lease, or if Lease has been terminated earlier, pursuant to the terms of the Lease.


INITIALS:
--------
TENANT:   _____
LANDLORD: _____

                                   ADDENDUM 3
                            RIGHT OF SECOND REFUSAL


This Addendum 3 is incorporated as a part of that certain Lease Agreement dated October 28, 1996, by and between Shoe Inn, Inc., dba Shoe Pavilion, a Washington corporation ("Tenant"), and Lincoln-Whitehall Pacific, LLC, a Delaware limited liability company ("Landlord"), for the Premises located at 3200 Regatta Blvd., Unit F, Richmond, California (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

During the initial term of the Lease only, Tenant shall have a one time right of second refusal ("Right of Second Refusal") to lease the contiguous space currently leased by International Microcomputer Systems, Inc., ("IMSI") consisting of approximately 34,000 rentable square feet and located at 3200 Regatta Blvd., Unit B, Richmond, California, as outlined on Exhibit A attached hereto and made a part hereof (the "Expansion Space"). Tenant's Right of Second Refusal, as granted herein, is subject to the following conditions:

     i. Tenant's Right of Second Refusal shall be void if Tenant has been (more than twice during the twelve (12) month period immediately preceding the date of Landlord's Availability Notice (defined below)), or, on the date of Landlord's Availability Notice is currently in default in the performance of any of its obligations under the Lease; and

     ii. Tenant's Right of Second Refusal shall be subject to Landlord's review and approval of Tenant's then current financial condition (Tenant's financial condition shall be deemed acceptable to Landlord, for the purposes of this Right of Second Refusal, if Tenant's financial net worth shall have been at least $2,600,000 for the six (6) months immediately preceding the date of Landlord's Availability Notice as evidenced by the then current audited financial statement of Tenant).

     iii. Tenant's Right of Second Refusal shall be subject and subordinate to Landlord's right to negotiate, for a period of ninety (90) days, with the adjacent existing tenant - Bio-Rad Laboratories.

Provided the above conditions are satisfied, if any portion of the Expansion Space becomes vacant, and Landlord desires to lease the Expansion Space, Landlord shall give Bio-Rad Laboratories written notice of such availability and Bio-Rad Laboratories shall have the right of first refusal on any such Expansion Space. If Bio-Rad Laboratories informs Landlord that they are not interested in any such Expansion Space, Landlord shall give Tenant written notice, by facsimile and by mail, describing the location and size of such space, the estimated date upon which Landlord can deliver such space to Tenant, and the terms and conditions upon which Landlord is willing to lease the Expansion Space ("Landlord's Availability Notice"). Tenant shall notify Landlord within seven
(7) days following receipt of Landlord's Availability Notice of Tenant's election to lease all the Expansion Space upon those terms by written acceptance delivered to Landlord ("Election Notice"). If Tenant fails to notify Landlord of Tenant's election to lease the Expansion Space within the time specified herein, it shall be deemed that (i) Tenant has elected not to lease said Expansion Space; (ii) Landlord may thereafter enter into a Lease Agreement with a third party; and (iii) all rights under this Right of Second Refusal shall terminate and be of no further force and effect. Time is of the essence herein.

In the event Tenant exercises this Right of Second Refusal as herein provided, Tenant shall provide Landlord a non-refundable deposit, equivalent to the last month's rent for the Expansion Space and the parties shall have ten (10) working days after Landlord receives the Election Notice and deposit from Tenant in which to execute an amendment to the Lease setting forth the agreed-upon terms. Upon full execution of an amendment for the Expansion Space, the non-refundable deposit shall be credited toward Base Rent for the Expansion Space, as agreed between the parties.

This Right of Second Refusal shall terminate and be of no force and effect if Tenant is, on the date of Landlord's Availability Notice, or has been (more than twice during the twelve (12) month period immediately preceding the date of Landlord's Availability Notice) in default of the performance of any of the covenants, conditions or agreements to be performed under this Lease; or the Premises are being subleased at the time of this Right of Second Refusal is offered.

This Right of Second Refusal is personal to Tenant and may not be assigned, voluntarily or involuntarily, separate from or as a part of the Lease.

Should Tenant exercise this Right of Second Refusal, Landlord and Tenant shall execute an amendment to this Lease, adding the Expansion Space to the Premises and adjusting the Base Rent and Tenant's proportionate share of the items set forth in Sections 6, 7, and 8 of this Lease. If Tenant does not elect to exercise the Right of Second Refusal granted herein, based upon the material terms proposed by Landlord, all rights under this Right of Second Refusal shall terminate and be of no further force and effect.